UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08174	22-1847286
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Columbia Road, Somerville, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a (Former name or former address, if changed from last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 3, 2010, Conolog Corporation (the “Company”) received a determination from the Listing Qualifications Panel of The NASDAQ Stock Market LLC (the “Panel”) indicating that the Panel had granted the Company’s request for an extension to remain listed on The NASDAQ Stock Market (“NASDAQ”), subject to certain revised conditions. The November 3, 2010, determination follows the Panel’s initial decision, dated October 19, 2010, the terms of which were reported on an 8-K filed with the Securities and Exchange Commission (“SEC”) on October 22, 2010. The Company’s continued listing on NASDAQ is now conditioned upon the Company becoming current in its SEC reporting obligations, as required by Listing Rule 5250(c)(1), by November 12, 2010, soliciting proxy statements and holding its 2010 annual meeting of stockholders, as required by Listing Rules 5620(a) and 5620(b), by December 15, 2010, and evidencing compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as required by Listing Rule 5550(b)(1), as well as its ability to sustain compliance with that requirement, by January 14, 2011, among other things. The Company is working to timely satisfy the terms of the Panel’s decision; however, there can be no assurance that it will be able to do so. If the Company does not satisfy the terms of the Panel’s decision, it’s common stock may not remain listed on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By:	/s/ Robert S. Benou
Robert S. Benou
Chief Executive Officer

 Dated: November 3, 2010